WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT, dated as of March 21, 2006 (the "Agreement") is entered into by and between Quepasa Corporation, a Nevada corporation (the "Company") and the parties listed on Schedule I hereto, as may be amended from time to time in accordance with Section 9(a) herein (each an "Investor" and collectively, the "Investors").

RECITALS

A. On the terms and subject to the conditions set forth herein, the Company desires to sell and issue to the Investors warrants for common stock of the Company as described on Schedule I hereto.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the forms of Warrant Agreements (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Warrants.

(a) Issuance of Warrants. In return for One Hundred Dollars ($100.00) ("Warrant Purchase Price") and for other good and valuable consideration, the Company agrees to issue to each of the Investors three series of Warrants for the purchase of Shares of Common Stock in substantially the forms of Exhibit A, B and C hereto (individually, a "Warrant Agreement", and collectively, the "Warrant Agreements") as more particularly described in the Warrant Agreements. For each Investor, the initial number of shares of common stock issuable pursuant to each Warrant Agreement is set forth on Schedule I attached hereto. The warrants issued pursuant to the Warrant Agreements are referred to herein as the Series 1 Warrants, Series 2 Warrants, and Series 3 Warrants or collectively as the "Warrants". The Warrants will be registered in the name of the respective Investors or their permitted assigns in the Company's records. This Agreement and the Warrant Agreements are referred to herein as the "Transaction Documents".

(b) Closing. The issuance of the Warrants as contemplated hereby (the "Closing") shall take place on March 21, 2006 or at such other time as the Company and the Investors shall agree (the "Closing Date"). The Closing shall take place at the offices of the Company in Phoenix, Arizona.

(c) Securities. The Warrants as contemplated by this Agreement are sometimes referred to herein collectively as the "Securities".

2. Representations and Warranties of Company. The Company represents and warrants to each of the Investors as follows:

(a) Due Incorporation, Qualification, etc. Company and each of its subsidiaries (the "Company Subsidiaries") (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted. Each of Company and the Company Subsidiaries is duly qualified as a foreign Person to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary.

(b) Authority. The execution, delivery and performance by Company of each Transaction Document to be executed by Company and the consummation of the transactions contemplated thereby (i) are within the power of Company, (ii) have been duly authorized by all necessary actions on the part of Company and its Board of Directors, and (iii) no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate transactions contemplated hereby.

(c) Enforceability. Each Transaction Document executed, or to be executed, by Company has been, or will be, duly executed, authorized and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by Company of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby do not and will not: (i) violate the Charter or Bylaws of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of Company (other than any lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company, its business or operations, or any of its assets or properties.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby.

(f) Capitalization. The authorized capital stock of the Company (the "Authorized Company Stock") consists of 50,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock") and 5,000,000 shares of convertible Preferred Stock, no par value (the "Preferred Stock"). As of March 21, 2006, there are _____________ shares of Common Stock and _______ shares of Preferred Stock issued and outstanding.

(g) No Default. The Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Charter or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which the Company is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

(h) Compliance with Applicable Laws. The Company is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise).

(i) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Company, threatened against Company or the Company Subsidiaries at law or in equity in any court or before any other governmental authority which (i) if adversely determined would (alone or in the aggregate) have a material adverse effect on the Company's business operations and/or financial condition or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Company of the Transaction Documents or the transactions contemplated thereby.

(j) Private Offering. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended, and will have been registered or qualified (or exempt from such registration or qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(k) SEC Filings. Since January 1, 2002, Company has filed with the Securities and Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed since January 1, 2002, are referred to herein as the "Company SEC Reports"). All of the Company SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Accurate and complete copies of the Company SEC Reports have been made available to Investors. As of their respective dates, the Company SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Company and except as disclosed in Company SEC Reports, since January 1, 2002, each director and executive officer of Company and each such Person's affiliates have complied with all filing requirements under Section 13 and Section 16(a) of the Exchange Act.

3. Representations and Warranties of Each Investor. Each Investor, severally and on behalf of itself only, represents and warrants to the Company as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of such Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b) Securities Law Compliance. Such Investor has been advised that the Securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Securities purchased by such Investor are being purchased for its own account for investment not with any present view or intent of distributing or selling the Securities; and such Investor has no present or contemplated agreement, arrangement or commitment providing for the disposition of the Securities acquired by it. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

(c) Access to Information. Each Investor acknowledges that Company has given Investor access to the corporate records and accounts of Company and to all information in its possession relating to Company, has made its officers and representatives available for interview by Investor, and has furnished Investor with all documents and other information required for Investor to make an informed decision with respect to the purchase of the Securities.

4. Closing Deliveries.

(a) Transaction Documents. At Closing, the Company shall deliver or cause to be delivered to each Investor copies of each of the following duly executed documents (collectively, the "Transaction Documents"):

(i) this Agreement; and

(ii) the Warrant Agreements issued to such Investor.

(b) Purchase Price. At Closing, each Investor shall have delivered to the Company the respective Warrant Purchase Price payable by such Investor as described on Schedule I hereto.

6. Covenants of Company.

(a) Reservation of Common Stock. The Company shall at all times reserve and maintain a sufficient number of shares of Common Stock for issuance upon exercise of all the outstanding Warrants.

(b) Board Rights. Richard L. Scott, as one of the Investors, shall be permitted to elect one director to sit on the Board of Directors of the Company.

(c) Registration Rights. Concurrently with the execution of this Agreement, and as a condition and inducement to the Investors' willingness to enter into this Agreement, the Company and Investors shall enter into a Registration Rights Agreement in the form attached as Exhibit D.

7. Covenants of Each Investor.

    Assignment of Notes and Warrants. Subject to the provisions of Section 8(d) hereof, the Warrants may be assigned by each Investor to another person or entity; provided, however, that:

    the Warrants shall not be assigned to a person or entity who is a competitor of the Company;

    such assignment shall comply with the provisions of the Note and the Warrant Agreements, including the transfer provisions; and

    the Investor shall provide written notice of such assignment to the Company concurrent with such assignment in accordance with Section 8(i) of this Agreement.

8. Miscellaneous.

(a) Waivers and Amendments. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or any Investor unless such modification, amendment or waiver is approved in writing by the Company and the Investors; further provided that in the case of any modification, amendment or waiver that adversely affects any Investor and does not adversely affect all Investors, such modification, amendment or waiver must be approved by each affected Investor.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Except as otherwise provided herein, neither this Agreement nor any rights or obligations hereunder shall be assigned by the Company without the prior written consent of the Investors. Subject to the limitations set forth in the Warrant Agreement, any Investor may assign this Agreement and any rights set forth herein without the prior written consent of the Company, subject to compliance with applicable securities laws. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(e) Expenses. The Company shall bear its own out-of-pocket expenses and up to $12,000 of the Investor's expenses in connection with the preparation of this Agreement and the transaction documents contemplated herein and the closing of the transactions contemplated hereby.

(f) Finders Fees. The Company hereby agrees to indemnify and hold harmless each Investor of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm for which the Company is responsible. Each Investor, severally on behalf of itself only, hereby agrees to indemnify and hold harmless each other Investor and the Company of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm for which such Investor is responsible.

(g) Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. All exhibits and schedules attached hereto are incorporated herein, and made a part hereof, by this reference.

(h) Indemnification. The Company agrees to indemnify and hold harmless the Investors and their respective officers, directors, stockholders and partners for and against any liability or cost (including, but not limited to, reasonable attorneys' fees) incurred by such Persons as a result of: (i) the material breach of any representation or warranty by the Company contained herein, or (ii) the material failure of the Company to comply with any covenant of the Company contained herein. Each of the Investors agrees to, jointly and severally, indemnify and hold harmless the Company and its officers, directors, stockholders and partners for and against any liability or cost (including, but not limited to, reasonable attorneys' fees) incurred by such Persons as a result of: (i) the material breach of any representation or warranty by an Investor contained herein, or (ii) the material failure of an Investor to comply with any covenant of the Investors contained herein.

(i) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (i) if to an Investor, at such Investor address set forth on the signature page of this Agreement, or at such other address as such Investor shall have furnished to the Company in writing, or (ii) if to Company, at its address set forth in the Warrant Agreement, or at such other address as Company shall have furnished to the Investors in writing.

(j) Person Defined. "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

(k) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

Company:

QUEPASA CORPORATION

By:

Name:

Title:

Investors:

RICHARD L. SCOTT INVESTMENTS, LLC

By

Title:

Address:

___________________________________

F. Stephen Allen

SCHEDULE I

Schedule of Investors*

Investor Name	Series 1 Warrants	Series 2 Warrants	Series 3 Warrants	Warrant Purchase Price
Richard L. Scott Investments, LLC	500,000	500,000	500,000	$10.00
F. Stephen Allen	500,000	500,000	500,000	$10.00

EXHIBIT A

Form of Series 1 Warrant Agreement

See Attached.

EXHIBIT B

Form of Series 2 Warrant Agreement

See Attached.

EXHIBIT C

Form of Series 3 Warrant Agreement

See Attached.

EXHIBIT D

Form of Registration Rights Agreement

See Attached.